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               [Paul, Hastings, Janofsky & Walker LLP Letterhead]


                                August 16, 1999

WRITER'S DIRECT ACCESS                                    OUR FILE NO.

                                                          29711.93133

Volume Services America, Inc.
201 East Broad Street
Spartansburg, South Carolina 29306

                 RE: Volume Services America, Inc. ("VSA") --
                     Indenture dated March 4, 1999

Ladies and Gentlemen:

     We have acted as special California counsel for Servomation Duchess, Inc., a California corporation (the "Company"), in connection with that certain Indenture dated as of March 4, 1999, among VSA, the guarantors named therein (including the Company) and Norwest Bank Minnesota, National Association, as Trustee (the "Indenture"), executed in connection with the issuance and sale by VSA of $100,000,000 aggregate principal amount of VSA's 11 1/4% Senior Subordinated Notes due 2009.

     For the purposes of this opinion, we have examined the following:

     (a) an executed copy of the Indenture;

     (b) the Articles of Incorporation of the Company as in effect on the date hereof (the "Charter");

     (c) the By-Laws of the Company as in effect on the date hereof (the "By-Laws");

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Volume Services America, Inc.
August 16, 1999
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     (d) the resolutions which were adopted by the Board of Directors of the
Company on February 25, 1999 (the "Resolution"); and

     (e) an executed copy of certificates of the Secretary of the Company (the "Secretary's Certificate") certifying as to: (i) true copies of the Charter, By-Laws and duly adopted Resolutions, (ii) certain corporate matters and (iii) the incumbency, authority and true signatures of the officers of the Company authorized to sign the Indenture (as defined below).

     We have also reviewed such records, documents, certificates (including, without limitation, certificates of good standing and the Secretary's Certificate) and other instruments, and have made such investigations of law as in our judgment are necessary or appropriate to enable us to render the opinions expressed below. As to questions of fact relating to the opinions expressed below, we have relied, without independent investigation of any kind, upon representations and warranties contained in and made pursuant to the Indenture, and upon the Secretary's Certificate.

     In rendering the opinions expressed below, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents examined by us, the conformity to original documents of all documents submitted to us as copies, and the accuracy of all representations and warranties made in the Indenture and the other documents executed in connection therewith.

     Based upon the foregoing, and in reliance thereon, and subject to the limitations, qualifications and exceptions set forth herein, we are of the following opinion:

     1. The Company has duly authorized, executed and delivered the Indenture.

     2. The execution and delivery of the Indenture by the Company, and the performance of its obligations thereunder, will not violate any California State statute, rule or regulation.

     We express no opinion with regard to any matter which may be governed by the law of any jurisdiction other than the laws of the State of California. We express no opinion as to any law, ordinance, rule or regulation of any municipality, village, town,

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Volume Services America, Inc.
August 16, 1999
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county or other political division of the State of California. We express no opinion with regard to any federal or state securities law, rule, regulation, or ruling.

     This opinion is rendered to you upon the instructions of the Company and is soley for your benefit in connection with the Indenture. This opinion may not be relied upon by you for any purpose other than in connection with the Indenture nor may it be relied upon by any other person for any purpose without our prior written consent. Notwithstanding the foregoing (i) we consent to the inclusion of this letter as an exhibit to VSA's Amendment to Registration Statement on Form S-4, Registration No. 333-79419 (the "Registration Statement"), to be filed with the United States Securities and Exchange Commission, and to the reference to our Firm under the caption "Legal Matters" in the Registration Statement and (ii) your counsel, Simpson Thacher & Bartlett, may receive a copy of this letter and may rely upon the opinions set forth herein in connection with the rendering by such firm of its opinion in connection with the Registration Statement.

     This opinion is rendered to you as of the date hereof, and we assume no obligation to update you with respect to matters of law or fact after the date hereof.


                                      Very truly yours,

                                      /s/ Paul, Hastings, Janofsky & Walker LLP
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